Janet Loss, C.P.A., P.C.
1780 South Bellaire Street, Suite 500
Denver, Colorado 80222
(303) 782-0878


May 26, 2000


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  eCom.com, Inc. - Form S-8

Dear Sir/Madame:

As an independent certified public accountant, I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated November 9, 1999 in eCom.com, Inc.'s Form 10-K for the fiscal year ended September 30, 1999, and to all references to my firm included in this Registration Statement.

Sincerely,


/s/  Janet Loss
Janet Loss, C.P.A., P.C.